UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

SG BLOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22563	95-4463937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle, 16th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-6216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2015, SG Blocks, Inc. (“SG Blocks” or the “Company”) entered into a License Agreement (the “License Agreement”) with Red Cardinal Holdings, Inc. (“Red Cardinal”) Under the terms of the License Agreement, the Company granted Red Cardinal a 15 year world-wide non-exclusive license to use the Company’s proprietary methods and technology to develop, manufacture, advance and promote code-engineered containers for safe and sustainable construction of buildings (the “License”).

In consideration for the License, Red Cardinal will pay to the Company a royalty of 10% of Actual Revenues (as defined below) collected by Red Cardinal in connection with manufacturing, distributing and selling of Buildings using the License.  As used in the License Agreement, “Actual Revenues” means the total revenue received on each executed contract before any deductions or allowances, as for rent, cost of goods sold, taxes, etc.  In addition, Red Cardinal has also agrees to pay in full, assume or otherwise satisfy, to the holders the Company’s debentures all amounts as and when due under such debentures.  The Company will provide consulting services to Red Cardinal in connection with which Red Cardinal may provide an advance to the Company.

The foregoing summary of the material terms of the License Agreement is qualified in its entirety by the full text of the License Agreement filed as Exhibits 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 22, 2015, the Company issued a press release announcing the License Agreement.  A copy of the press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

10.1	License Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2015
SG BLOCKS, INC.

	By:	/s/ Brian Wasserman
		Name:	Brian Wasserman
		Title:	Chief Financial Officer